UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 1, 2017

WORLD POINT TERMINALS, LP

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-36049	46-2598540
(Commission File Number)	(IRS Employer Identification No.)

8235 Forsyth Blvd., Suite 400
St. Louis, Missouri 63105
(Address of Principal Executive Offices)

(314) 889-9660
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01	Entry into a Material Definitive Agreement

On June 2, 2017, World Point Terminals, Inc. (the “Offeror”) and World Point Terminals, LP (the “Partnership”) issued a joint press release announcing that they have entered into a Transaction Agreement, dated as of June 1, 2017, by and among the Offeror, WPT GP, LLC (the “General Partner”) and the Partnership (together with any amendments or supplements thereto, the “Transaction Agreement”). Pursuant to the Transaction Agreement, on June 2, 2017, the Offeror commenced a tender offer to purchase all of the issued and outstanding common units of the Partnership (the “Units”) that are not already beneficially owned by the Offeror or its affiliates, at a price per Unit equal to $17.30 (the “Offer Price”), net to the holder in cash, without interest thereon and less any applicable tax withholding (the “Offer”). The Offer is being made upon the terms and subject to the conditions specified in the Offer to Purchase, dated June 2, 2017 (the “Offer to Purchase”).

The initial scheduled expiration time of the Offer is 11:59 p.m., New York City time, on June 29, 2017, unless the Offer is extended as described in the Offer to Purchase.

Pursuant to the Transaction Agreement, after the completion of the Offer and subject to the satisfaction or, to the extent permitted, waiver of certain conditions, the Offeror will purchase any and all outstanding Units not tendered pursuant to the Offer (other than any such Units held by the Offeror or its affiliates) pursuant to Section 15.1(a) of the First Amended and Restated Agreement of Limited Partnership of the Partnership, as amended (the “Partnership Agreement”), at a price per Unit equal to the Offer Price, net to the holder in cash, without interest thereon and less any applicable tax withholding (the “Buyout”). Upon completion of the Buyout, the Offeror and its affiliates will collectively beneficially own 100% of the outstanding Units. As a result, the Partnership will not be required to file periodic reports with the Securities and Exchange Commission (the “SEC”).

Pursuant to the Transaction Agreement, the Offer is subject to the satisfaction (or, to the extent permitted, waiver) of certain conditions, including, among other things, the following conditions:

•	there have been validly tendered and not properly withdrawn prior to the expiration of the Offer such number of Units that, together with the Units then beneficially owned by the Offeror and its affiliates, represent at least one Unit more than 80% of the total Units then outstanding; and

•	the purchase price per Unit payable to effect the Buyout in accordance with the formula set forth in Section 15.1(a) of the Partnership Agreement (calculated as of the date immediately following the date on which the Offeror is scheduled to accept for payment Units tendered pursuant to the Offer) does not exceed the Offer Price.

The Conflicts Committee (the “Conflicts Committee”) of the board of directors of the General Partner (the “Board of Directors”) determined that the Transaction Agreement and the transactions contemplated thereby are in the best interests of, and fair and reasonable to, the Partnership and the holders of Units unaffiliated with the Offeror, approved the Transaction Agreement, and recommended that the Board of Directors approve the Transaction Agreement and recommend that the holders of Units unaffiliated with the Offeror accept the Offer and tender their Units pursuant to the Offer.

Based on the recommendation of the Conflicts Committee, the Board of Directors has determined that the Transaction Agreement and the transactions contemplated thereby are fair to and not adverse to the best interests of the Partnership and the holders of Units unaffiliated with the Offeror, approved and declared advisable the Transaction Agreement and recommended that the holders of Units unaffiliated with the Offeror accept the Offer and tender their Units pursuant to the Offer.

Each of the Offeror, the General Partner and the Partnership has made customary representations and warranties in the Transaction Agreement. The Transaction Agreement also obligates the Partnership and its subsidiaries to operate and conduct their business in the ordinary course and not to take certain actions, except as required by applicable law, consented to in writing by the Offeror (which consent will not be unreasonably withheld, conditioned or delayed) or contemplated pursuant to the Transaction Agreement, subject to certain exceptions and materiality thresholds.

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The Transaction Agreement provides that the Board of Directors and the Conflicts Committee will not change their recommendation of the Transaction Agreement and the transactions contemplated thereby unless the Conflicts Committee determines in good faith, after consultation with its financial advisors and outside legal counsel, that the failure to do so would be materially adverse to the interests of the holders of Units unaffiliated with the Offeror or would otherwise constitute a breach of the Conflicts Committee’s duties under the Partnership Agreement and applicable law.

The Transaction Agreement contains specified termination rights, including the right for each the Offeror and the Partnership to terminate the Transaction Agreement if the Offer is not consummated by July 20, 2017 or if the Offeror has not initiated the Buyout by July 21, 2017.

The foregoing description of the Transaction Agreement, the Offer, the Buyout and the other transactions contemplated by the Transaction Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Transaction Agreement attached as Exhibit (d)(1) to the Tender Offer Statement on Schedule TO filed by the Offeror with the SEC on June 2, 2017, which is incorporated herein by reference.

Additional Information

This Current Report on Form 8-K does not constitute an offer to purchase or the solicitation of an offer to sell any Units. At the time the Offer was commenced, the Offeror filed with the SEC a Tender Offer Statement on Schedule TO containing the Offer to Purchase, the related letter of transmittal and other documents relating to the Offer, and the Partnership filed with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the Offer. The Offeror and the Partnership intend to mail these documents to the Partnership unitholders. Partnership unitholders are advised to read the Schedule TO (including the Offer to Purchase, the related letter of transmittal and the other documents related to the Offer) and the Schedule 14D-9, as each may be amended or supplemented from time to time, and any other relevant documents filed with the SEC when they become available, before making any decision with respect to the Offer because these documents will contain important information about the proposed transaction and the parties thereto. Partnership unitholders and investors may obtain free copies of the Schedule TO and the Schedule 14D-9, as each may be amended or supplemented from time to time, and other documents filed by the parties (when available) at the SEC’s website at www.sec.gov.

Forward-Looking Statements

Disclosures in this Current Report on Form 8-K contain certain forward-looking statements within the meaning of the federal securities laws. Statements that do not relate strictly to historical or current facts are forward-looking. These statements contain words such as “possible,” “if,” “will” and “expect” and involve risks and uncertainties including, among others that our business plans may change as circumstances warrant. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The Partnership does not undertake any obligation to update or revise such forward-looking statements to reflect events or circumstances that occur, or which the Partnership becomes aware, after the date hereof.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Transaction Agreement, dated as of June 1, 2017, by and among the Offeror, the General Partner and the Partnership (incorporated by reference to Exhibit (d)(1) to the Tender Offer Statement on Schedule TO filed by the Offeror with the SEC on June 2, 2017).

99.1	Press release dated June 2, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLD POINT TERMINALS, LP

By:	WPT GP, LLC
its general partner

By:	/s/ Jonathan Q. Affleck
Name:	Jonathan Q. Affleck
Title:	Vice President and Chief Financial Officer

Date: June 2, 2017

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Exhibit Index

Exhibit No.	Description

2.1	Transaction Agreement, dated as of June 1, 2017, by and among the Offeror, the General Partner and the Partnership (incorporated by reference to Exhibit (d)(1) to the Tender Offer Statement on Schedule TO filed by the Offeror with the SEC on June 2, 2017).

99.1	Press release dated June 2, 2017

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